Exhibit 10.61

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

Execution Version

STATE OF LOUISIANA

PARISH OF CAMERON

GROUND LEASE AGREEMENT

(112 Acres)

This GROUND LEASE AGREEMENT (this “Ground Lease”) is executed and effective as of October 24, 2023 (the “Ground Lease Commencement Date”), by and between Venture Global CP2 LNG, LLC, a Delaware limited liability company (the “Tenant”), and Cameron Parish Port, Harbor and Terminal District, acting by and through the Cameron Parish Port Commission, a political subdivision of the State of Louisiana (the “Landlord”). Each of the Tenant and the Landlord is referred to in this Ground Lease as “Party” and are both referred to as the “Parties.”

WITNESSETH:

WHEREAS, the Landlord is the owner of certain immovable (real) property including improved and unimproved land and certain water and surface and subsurface land rights situated in Cameron Parish, Louisiana, consisting of two adjacent parcels on the east bank and west bank, respectively. of the Calcasieu Ship Channel that collectively comprise approximately one hundred twelve (112) acres identified herein as the Site and as further defined below;

WHEREAS, the Tenant is a wholly-owned subsidiary of Venture Global LNG, Inc. (“Venture Global”), which is presently engaged in the business of developing, operating and owning through its subsidiaries projects located in the State of Louisiana concerning liquefied natural gas production and export facilities, terminaling, oil/gas barging operations, berthing, gas liquefaction, regasification and storage, fueling, subleasing and marine construction, maintenance and/or repair and hydrocarbon related industries (each a “VG Project” and, collectively, the “VG Projects”);

WHEREAS, the Tenant wishes to lease land owned by the Landlord for the development, permitting, financing, construction, ownership, operation and/or maintenance of a natural gas liquefaction facility and export terminal of liquefied natural gas (“LNG”), as more fully described in Exhibit 2 (such VG Project, referred to herein as the “Facilities”) and the construction and installation of such other Improvements (as hereinafter defined) on the Site including other ancillary and/or related uses permitted by this Ground Lease; and

WHEREAS, in accordance with the above, the Tenant has executed this Ground Lease and offers fair value to the Landlord as cause and consideration for this Ground Lease.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter contained, these recitals are made an integral part of this Ground Lease, and the Parties herein covenant and agree as follows:

1. Definitions and Interpretation.

As used in this Ground Lease, the following terms shall have the respective meanings indicated below:

“Adjustment Period” has the meaning set forth in Section 4.1(c).

“Affiliate” means, in respect of any Person, any other Person controlled by, controlling or under common control with such first Person. The words “control”, “controlled” and “controlling” mean ownership, directly or indirectly, of thirty percent (30%) or more of the legal or beneficial ownership interest of such Person or the power to direct or cause the direction of the management and policies of any such Person.

“Applicable Laws” means all present and future laws, ordinances, orders, rules and regulations of all federal, state, parish, and municipal governments, departments, commissions, or offices, in each case having applicable jurisdiction over the Site.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized or required by law to close.

“CLV” means Cameron Land Ventures, LLC, a Delaware limited liability company.

“Confidential Information” has the meaning set forth in Section 24.16(a).

“Consumer Price Index” has the meaning set forth in Section 4.2.

“Corps” has the meaning set forth in Section 8.2(a).

“CPI Adjustment” has the meaning set forth in Section 4.1.

“CPI Disagreement Notice” has the meaning set forth in Section 4.2.

“CPI Notice” has the meaning set forth in Section 4.2.

“CPI Percentage Increase” has the meaning set forth in Section 4.2.

“Environmental Laws” means any and all federal, state and local laws, statutes, regulations, ordinances, judgments, orders, codes, injunctions, applicable common law, Applicable Law or similar provisions having the force or effect of law, concerning pollution or protection of health, safety, natural resources or the environment or relating to land use, plants or animals or protected resources and any Applicable Law relating to natural resources, threatened or endangered species, migratory birds or disposal or wetlands and includes Hazardous Substances Law.

“Event of Default” has the meaning set forth in Section 15.1.

“Extended Term” has the meaning set forth in Section 3.2.

“Facilities” has the meaning set forth in the Recitals hereof.

“Facility Contractor” means any Person (other than the Tenant or its Affiliate) that is party to a Facility Contract.

“Facility Contracts” means, collectively, the contracts entered into by the Tenant in connection with the design, engineering, construction, equipment procurement, testing, commissioning, operation and maintenance of the Facilities, the Site and/or the Improvements.

“Financing Parties” means the lenders, security holders, investors, export credit agencies, multilateral institutions, equity providers and others providing debt or equity financing or refinancing to, or on behalf of, the Tenant, or any Affiliate of the Tenant, for the development, construction, ownership, operation or maintenance of the Facilities, the Improvements, the Site, or any portion thereof, or any trustee or agent acting on behalf of any of the foregoing, including Leasehold Lenders.

“Force Majeure” means any cause not reasonably within the control of the Party claiming suspension, and shall include the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions; or (ii) weather related events affecting an entire geographic region.

“Governmental Approval” means any authorization, waiver, consent, approval, license, lease, franchise, ruling, permit, tariff, rate, right of way, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Governmental Authority.

“Governmental Authority” means any nation or government, any state or political subdivision thereof, any federal, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ground Lease” has the meaning set forth in the Preamble hereof.

“Ground Lease Commencement Date” has the meaning set forth in the Preamble hereof.

“Hazardous Substance” means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “acutely hazardous waste,” “restricted hazardous waste,” “radioactive waste,” “infectious waste,” “biohazardous waste,” “toxic substance,” “pollutant,” “toxic pollutant,” “contaminant” or any other formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity” or “TCLP toxicity”; (ii) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives; (iv) any radioactive materials; (v) any pesticide; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) in excess of fifty (50) parts per million; (ix) radon; and (x) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is regulated for health and safety reasons by any Governmental Authority, or which is or has been demonstrated to pose a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

“Hazardous Substances Law” means any and all federal, state and local statutes, laws, regulations, ordinances, judgments, orders, codes, injunctions, applicable common law, Applicable Law or similar provisions having the force or effect of law concerning the generation, distribution, use, treatment, storage, disposal, arrangement for disposal, cleanup, transport or handling of Hazardous Substances including the Federal Water Pollution Control Act (as amended), the Resource Conservation and Recovery Act of 1976 (as amended), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended), the Toxic Substances Control Act (as amended) and the Occupational Safety and Health Act of 1970 (as amended) to the extent it relates to the handling of and exposure to hazardous or toxic materials or similar substances.

“Improvements” means any and all improvements made by the Tenant, in its sole discretion, to the Site, including marine, rail, and trucking receipt, delivery, and servicing facilities (including piers, marine terminals, bulkheads, wharfs, docks, inlets, wetslips, moonpools, moorings, jetties, and loading and unloading equipment), construction laydown areas, and other utilities and facilities (including berms, open space, security fencing, control rooms, offices, warehouses, parking and yards), in each case, necessary, ancillary, or desirable to the Tenant in connection with the foregoing.

“Initial Term” has the meaning set forth in Section 3.1.

“Landlord” has the meaning set forth in the Preamble hereof.

“Landlord Estoppel” has the meaning set forth in Section 23.9(a).

“Landlord Indemnitee” has the meaning set forth in Section 9.1.

“Landlord’s Activities” means the action or failure to act of the Landlord or any of its representatives, commissioners, members, invitees, agents, advisors, consultants, contractors, or other Persons acting by or through the Landlord, at and/or relating to the Site and/or Landlord’s Improvements.

“Landlord’s Event of Default” has the meaning set forth in Section 16.1.

“Landlord’s Improvements” has the meaning set forth in Section 6.1.

“Lease Year” means a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Ground Lease Commencement Date. Each succeeding Lease Year shall commence upon the anniversary of the first day of the previous Lease Year.

“Leasehold Lenders” has the meaning set forth in Section 23.1.

“Leasehold Loan” has the meaning set forth in Section 23.1.

“Leasehold Mortgage” has the meaning set forth in Section 23.1.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant, easement, servitude or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Laws, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Minerals” has the meaning set forth in Section 8.3(b).

“Option Agreement” means the Real Estate Lease Option Agreement between Landlord and Tenant (as successor in interest to CLV), dated as of June 1, 2021.

“Party” or “Parties” has the meaning set forth in the Preamble hereof.

“Person” means and includes natural persons, corporations, limited liability companies, general partnerships, limited partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Property Taxes” means all real (immovable) and personal (movable) property taxes and all excise taxes of all Governmental Authorities, excluding any taxes, fees and/or levies associated with any mineral rights and/or royalties.

“Removal Period” means the period of time that is required by Tenant to remove any and all of Tenant’s Property, including the Facilities and/or Improvements, from the Site in accordance with Section 7.1.

“Rent” has the meaning set forth in Section 4.1.

“Shipping Fee” has the meaning set forth in Section 4.3.

“Site” means the real (immovable) property of approximately one hundred twelve (112) acres described in the legal description set forth in Exhibit 1-A, and illustrated by the Survey Map attached as Exhibit 1-B, upon certain portions of which the Facilities and any Improvements will be located and which real (immovable) property is owned by the Landlord, and excluding, for the avoidance of doubt, the Submerged Area.

“Stipulated Acreage” has the meaning set forth in Section 2.2.

“Submerged Area” means the portion of Section 32 in Cameron Parish, Louisiana that is presently submerged by the Calcasieu Ship Channel, as depicted by the Survey Map.

“Surface Waiver” has the meaning set forth in Section 8.2(b).

“Survey Map” means the ALTA survey of the Site, dated May 14, 2020, by Lonnie G. Harper & Associates, Inc., attached as Exhibit 1-B.

“Tenant” has the meaning set forth in the Preamble hereof.

“Tenant Estoppel” has the meaning set forth in Section 23.9(b).

“Tenant Indemnitee” has the meaning set forth in Section 9.3.

“Tenant’s Property” means all improvements, additions, replacements, enhancements, alterations, machinery, equipment, spares, furniture, furnishings, component parts and other constructions, inventory and other property and fixtures of any kind and at any time made, installed, fixed, or placed on, in, or to the Site by or on behalf of the Tenant, including the Facilities and any Improvements.

“Venture Global” has the meaning set forth in the Recitals hereof.

“VG Project” has the meaning set forth in the Recitals hereof.

“Western Parcel” means that certain tract of land in Section 32 on the west bank of the Calcasieu Ship Channel in Cameron Parish, Louisiana, consisting of approximately seventy-four (74) acres, forming part of the Site.

1.2 Interpretation. Unless the context otherwise requires:

(a) Words singular and plural in number will be deemed to include the other and pronouns having a masculine or feminine gender will be deemed to include the other;

(b) Any reference to this Ground Lease or any other contract or agreement in respect of the Site means such agreement and all schedules, exhibits and attachments thereto as may be amended, supplemented or otherwise modified and in effect from time to time, and shall include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;

(c) The terms “hereof,” “herein,” “hereby,” “hereto” and similar words refer to this entire Agreement and not any particular Section, subsection or other subdivision of, or Exhibit, appendix or schedule to, this Ground Lease;

(d) The terms “include” and “including” shall be construed as being at all times followed by the words “without limitation” or “but not limited to” unless the context specifically indicates otherwise;

(e) References to “Article,” “Section” or “Exhibit” are to this Ground Lease unless specified otherwise;

(f) References to any law, statute, rule, regulation, notification or statutory provision (including Applicable Laws) shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(g) References to any Person shall be construed as a reference to such Person’s successors, heirs and permitted assigns; and

(h) The word “or” will have the inclusive meaning represented by the phrase “and/or”.

2. Ground Lease Premises.

2.1 Date. The date of this Ground Lease is the Ground Lease Commencement Date.

2.2 Landlord’s Agreement to Lease. Upon the terms and conditions hereinafter set forth, and in consideration of the payment of the rents and subject to the prompt performance by the Tenant of the covenants and agreements to be kept and performed by the Tenant under this Ground Lease, the Landlord does lease to the Tenant and the Tenant hereby leases from the Landlord, the one hundred twelve (112) acre Site and Landlord’s Improvements; provided that, solely for the purposes of calculating the compensation payable by the Tenant to the Landlord set forth in Section 4.1, the Site is deemed to comprise exactly one hundred twenty (120) acres (the “Stipulated Acreage”).

2.3 Servitudes. In addition, the Landlord shall without cost to the Tenant, grant from time to time to the Tenant and others designated by the Tenant (including any Affiliate of the Tenant) any servitudes and rights of way for access and electricity, communications, dredging, gas, water, sewer and other utility lines, products and materials from and to the Site over land and waterways owned by the Landlord and sufficient to permit the Tenant to accomplish its purposes in connection with the Improvements and the Facilities.

2.4 Coast Guard Property. In addition, the Landlord shall use reasonable efforts to obtain fee ownership of that certain parcel located within the Site that is presently owned by the United States Coast Guard (as depicted on Exhibit 1-B), together with a release or quitclaim of all rights, claims and interests of the United States Coast Guard to such parcel, no later than 180 days following the Ground Lease Commencement Date and, upon the Tenant’s reasonable request, provide updates to the Tenant relating to such efforts. Until such time as the foregoing ownership and release are obtained, references herein to the “Site” shall be deemed to exclude such parcel.

3. Term

3.1 Initial Term. The initial term of this Ground Lease shall commence at 12:01 a.m. on the Ground Lease Commencement Date and, unless sooner terminated as hereinafter provided, end at 11:59 p.m. on the thirtieth (30th) anniversary of the Ground Lease Commencement Date (the “Initial Term”).

3.2 Extensions.

(a) In consideration of and conditioned upon there being no uncured Event of Default on the part of the Tenant at the time an option is exercised, the Landlord hereby grants unto the Tenant the option to lease the Site for four (4) additional ten (10) year terms. If the extension option is exercised in accordance with Section 3.2(b). the first of said additional terms shall commence upon the expiration of the Initial Term and extend for a period of ten (10) years and each of said additional terms shall commence upon the expiration of the then-current additional term and extend for a period of ten (10) years. Each of such additional terms is referred to herein as an “Extended Term” and, collectively, the Initial Term and any Extended Terms are referred to herein as the “Term”.

(b) The option to extend this Ground Lease of the Site as set forth in Section 3.2(a) must be exercised in each case, if at all, by written notice from the Tenant to the Landlord on or before the date that is three (3) months prior to the expiration of the Initial Term or the then-current Extended Term, as applicable. The failure of the Tenant to timely exercise the first Extended Term or any subsequent Extended Term shall automatically terminate the right of the Tenant to exercise its option to lease the Site in any subsequent Extended Term.

(c) All the terms and conditions of this Ground Lease shall be applicable to any Extended Term and the Rent payable by the Tenant for any Extended Term shall be in accordance with the provisions set forth in Article 4.

(d) The Tenant may not exercise its right to extend the term of this Ground Lease if an Event of Default with respect to the Tenant has occurred and continued uncured for sixty (60) consecutive days.

4. Compensation

4.1 Rent. Commencing upon the Ground Lease Commencement Date, the initial rent for the Site (“Rent”) shall be equal to the product of [***], per month, adjusted upward every five (5) years thereafter during the Term by a percentage equal to the greater of [***] or the CPI Percentage Increase (as defined below), but in no event to exceed an adjustment during any Adjustment Period (as defined below) of greater than [***]. The period of time from the Ground Lease Commencement Date through the date five years thereafter, and each five (5) year period thereafter shall be defined herein as an

“Adjustment Period.” Any upward adjustment based on a CPI Percentage Increase (as defined below) to any payment under this Ground Lease shall hereinafter be referred to as a “CPI Adjustment.” Such Rent will be due each month on the 1st day of the month and shall be payable by the 15th day of that month; provided, however, that: (x) the first payment of Rent shall be due on the Ground Lease Commencement Date (less any credit contemplated under Section 2.C of the Option Agreement) and, if the Ground Lease Commencement Date is a date other than the first day of the month, the first payment of Rent shall be in a prorated amount for the period of time between the Ground Lease Commencement Date and the next following first day of the month; (y) the first payment of Rent due upon the commencement of any new Adjustment Period will be owed and paid one month after the commencement of that Adjustment Period in order to permit the Tenant to calculate the CPI Percentage Increase, as set forth below; and (z) the last payment of Rent shall be in a prorated amount for the period of time between the immediately preceding first day of the month and the last day of the Term.

4.2 CPI Adjustment. If the CPI Percentage Increase (as defined below) is more than [***] for the relevant Adjustment Period, then the Rent payable during that Adjustment Period shall be adjusted upward by a percentage equal to the CPI Percentage Increase (as defined below) applicable to such Adjustment Period, but not to exceed an adjustment during any Adjustment Period of greater than [***]. The term “Consumer Price Index” shall mean the unadjusted Consumer Price Index for All Urban Workers, U.S. City Average, All Items, 1982-84= 100, calculated and published by the United States Department of Labor, Bureau of Labor Statistics. The “CPI Percentage Increase” shall mean, with respect to any Adjustment Period, [***]. For the avoidance of doubt, no CPI Adjustment shall be made to any payment due under this Ground Lease for any Adjustment Period if the result of such CPI Adjustment would be to (a) reduce the amount of such payment to an amount that is less than [***] greater than the amount of such payment due for the immediately preceding Adjustment Period or (b) to raise the amount of such payment to an amount that is greater than [***]. For illustrative purposes only, [***]. The CPI Percentage Increase for any Adjustment Period shall be calculated by the Tenant, and the Tenant shall deliver written notice to the Landlord describing such calculation in reasonable detail (a “CPI Notice”) no later than thirty (30) days after the commencement of any Adjustment Period. If the Landlord disagrees with the Tenant’s calculation of the CPI Percentage Increase, then the Landlord shall deliver to the Tenant written notice, describing the basis for such disagreement in reasonable detail (a “CPI Disagreement Notice”), not later than thirty (30) days after delivery of the CPI Notice. If the Landlord fails to deliver a CPI Disagreement Notice within thirty (30) days after delivery of any CPI Notice, then the Landlord shall be conclusively deemed to have agreed with the calculation of the CPI Percentage Increase set forth in such CPI Notice.

4.3 Shipping Fees. [***].

4.4 Business Days. If the day on which any amount hereunder is due and payable is not a Business Day, such amount shall not be due and payable until the next following Business Day.

4.5 Place of Payment. Except as otherwise provided herein, Rent shall be payable by check or wire transfer at the following address or via wire instructions provided by the Landlord to the Tenant in writing, or to such other place as the Landlord may specify and the Tenant deem acceptable.

5. Net Lease; Taxes and Utility Expenses.

5.1 Net Lease. This Ground Lease is a net lease and it is agreed and intended that the Tenant shall pay or cause to be paid all operating costs, if any, of every kind and nature whatsoever relating to the Site except as expressly otherwise provided in this Ground Lease.

5.2 Taxes and Utility Expenses.

(a) The Tenant shall pay or cause to be paid when due all charges for water and sewer rents, public utilities, and Governmental Approval fees applicable to the Site during the Term.

(b) The Tenant shall pay or cause to be paid when due any and all Property Taxes on or related to the Improvements and the underlying real property comprising the Site, subject to Section 5.2(c), during the Term (prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in at the commencement or expiration of the Term). The Landlord shall promptly provide all Property Tax bills to the Tenant when they become available. Upon the latter of (i) one (1) month after receipt of such Property Tax bill from the Cameron Parish Tax Collector Landlord or (ii) the due date of any such Property Taxes, the Tenant shall provide the Landlord with reasonable written evidence from the Cameron Parish Tax Collector’s Office of the payment of such taxes or provide notice of any election by the Tenant to contest the same in good faith; provided, that the Tenant has entered into appropriate deposit, bond, or obtained an order of a court of competent jurisdiction, or other steps to appropriately stay any lien or collection efforts in connection with such contest.

(c) The Landlord shall provide written notice to the Tenant of its receipt of any oral or written notice of any audit, examination, claim or assessment relating to Property Taxes on or related to the Improvements within ten (10) Business Days following receipt of such notice. The Tenant may, or if, required by Applicable Law, the Landlord shall at the Tenant’s election and in compliance with the Tenant’s direction, initiate a claim and commence proceedings with the appropriate Governmental Authority to contest, resolve, appeal, defend and settle any such audit, examination, claim or assessment, as applicable, relating to Property Taxes, and in, any event, the Landlord shall fully cooperate with the Tenant with respect to any such claim or proceeding. The Landlord and the Tenant shall otherwise reasonably coordinate to properly and timely remit Property Taxes assessed and owed, including through coordination with the Cameron Parish Tax Collector’s Office, the Cameron Parish Tax Assessor’s Office and any other relevant Governmental Authorities.

5.3 Utility Connections. The Tenant shall be responsible for obtaining, at its own cost, electricity, telephone, water, sewerage, gas, and other utility services to the Site.

6. Tenant and Landlord Improvements.

6.1 Landlord’s Improvements. “Landlord’s Improvements” are any and all improvements to the immovable property of the Site and any and all movable property in existence on the Site at the time of the Ground Lease Commencement Date. There are no Landlord’s Improvements on the Site as of the Ground Lease Commencement Date.

6.2 Improvements by Tenant. The Tenant shall have the right to finance, construct, and install on the Site, any Improvements during the Term as long as the changes, alterations and/or Improvements comply with Applicable Laws. During the Term, the Tenant shall be permitted to make any changes, improvements or alterations to the Site, including, without limitation, the Facilities, the Landlord’s Improvements and any Improvements to the Site, as long as the changes, alterations and/or Improvements comply with Applicable Laws.

6.3 Governmental Approvals. The Tenant shall be responsible for obtaining any and all Governmental Approvals deemed necessary by the Tenant for the Facilities and all other Improvements to the Site, including with respect to Governmental Approvals from the Federal Energy Regulatory Commission and the Department of Energy. The Landlord will hereafter continue to be obligated to execute appropriate documentation to waive its right to require wetlands mitigation to be completed on the Site or other real (immovable) property owned by the Landlord, in such form as necessary to allow the Tenant to complete such wetlands mitigation at locations other than other real (immovable) property owned by the Landlord.

6.4 Tenant’s Property. Tenant’s Property shall at all times be and remain the sole property of the Tenant.

6.5 Maintenance of Improvements.

(a) Tenant’s Obligation to Maintain. During the Initial Term or any Extended Term, as applicable, the Tenant will keep in reasonably good state of repair the Facilities, the Improvements, open areas, buildings, fixtures and building equipment that are brought or constructed or placed upon the Site by the Tenant, and the Tenant will, in its sole discretion and cost, repair such property as often as may be necessary in order to keep the Facilities and the Improvements in reasonably good repair and condition, except as set forth in Section 6.5(b).

(b) Landlord’s Obligation to Maintain. Except as otherwise provided in this Ground Lease, the Landlord has no obligation to maintain the Site, Improvements and/or Landlord’s Improvements (if any) during the Term. The Landlord further agrees that there will be no Landlord improvements on the Site on and after the Ground Lease Commencement Date.

6.6 Signs. The Tenant shall be permitted to place reasonable signs and other means of identification of its business on the Site so long as the same comply with all Applicable Laws and any required Governmental Approvals.

7. Tenant’s Surrender of Site.

7.1 Surrender at End of Ground Lease. Subject to Section 6.4, the Tenant shall and will on the last day of the Initial Term, or if extended, on the last day of the Extended Term hereof, surrender and deliver the Site to the Landlord, in the condition of the Site as of the Ground Lease Commencement Date, excepting normal wear and tear. If this Ground Lease is terminated for any reason or upon the expiration of the Initial Term and/or Extended Term (if extended) of this Ground Lease, the Landlord may elect (a) to retain all or any portion of the Facilities and Improvements on the Site, including docking material, bulkhead and buildings, or (b) to require the Tenant to remove all or any portion of the Facilities and Improvements and otherwise restore the Site as set forth in the first sentence of this Section 7.1, including any areas of the Site excavated by the Tenant during the Term. The Tenant shall have all access rights to the Site that are necessary to remove any or all of the Tenant’s Property, including the Facilities and/or Improvements. The Tenant shall provide such reasonable cooperation and information as requested by the Landlord with respect to the restoration of any excavated portion of the Site and the preservation of the Landlord’s ownership rights thereto. The Tenant shall also comply as required by any federal regulations of the Federal Energy Regulatory Commission or any other federal authority with respect to the Facilities on the Site.

7.2 Landlord Not Liable. On and after the Ground Lease Commencement Date the Tenant shall assume full dominion, control and responsibility for the Site, except to the extent specifically provided herein, to the extent provided under LSA – R.S. 9:3221. On and after the Ground Lease Commencement Date, the Landlord shall not be responsible for any loss or damage occurring to any real (immovable) or personal (movable) property owned, leased, or operated by the Tenant, its agents, or employees, prior to or subsequent to the termination of this Ground Lease, other than, to the extent permitted by law, for such loss or damage occurring as a result of the negligent conduct or the willful misconduct of the Landlord, its members, commissioners, representatives, agents, or employees or the Landlord’s misrepresentations or its breach of or default under this Ground Lease.

7.3 Holding Over. Except for a Removal Period, if the Tenant holds over after the expiration or termination of this Ground Lease, with or without the consent of the Landlord, such tenancy shall be from month-to-month only. Such month-to-month tenancy, whether with or without the Landlord’s consent, shall be subject to every other term, covenant, and agreement contained herein, and shall not constitute a renewal or extension of the Term.

8. Use.

8.1 Permitted Uses; Compliance with Laws; Permits. The Tenant may use the Site for any and all uses desired by the Tenant in compliance with all Applicable Laws. The Tenant shall obtain and maintain, at its cost, all applicable Governmental Approvals for the construction, operation, and maintenance of the Facilities, the Improvements and/or for the Tenant’s use or activities on the Site. The Tenant, at its cost, shall solely be responsible for complying with all Applicable Laws relative to the Facilities, the Improvements, and the security of the Site, including the timely filing, implementation, and enforcement of any security plan required by Applicable Laws. Any fine or penalty imposed by any Governmental Authority caused in whole or in part by the failure of the Tenant to comply with this Section 8.1, including any fine or penalty imposed upon the Landlord as owner of the Site and caused in whole or in part by the failure of the Tenant to comply with this Section 8.1, shall be the sole responsibility of the Tenant to the extent so caused by the Tenant, shall not be an Event of Default (as defined herein), and the Tenant shall indemnify and hold harmless the Landlord from the payment of any such fine or penalty, and the Tenant shall pay any such fine or penalty, if any, to the Governmental Authority on behalf of the Landlord.

8.2 Dirt Moving Activities; Permits; Timber.

(a) Without limiting the Tenant’s restoration obligations set forth in Section 7.1, the Tenant may remove, add and/or move substantial amounts of muck, dirt, dredge spoil, fill and other materials from the Site, to the Site, and from portions of the Site to other portions of the Site, and the Tenant may be required by Applicable Laws to mitigate wetlands on portions of the Site and may do so in its discretion. The Tenant shall, at its own expense, obtain any required permits and/or approvals from the United States Army Corps of Engineers (the “Corps”) and/or any other governmental agencies, and the Tenant shall comply with such permits and approvals. The Landlord will cooperate with and assist the Tenant in obtaining any necessary permits and Governmental Approvals from the Corps and any other Governmental Authority, at the Tenant’s discretion, for the Tenant’s use of the Site, including without limitation, for any Improvements, reclamation of lands, erosion control, attainment of spoil, easements/servitudes and/or rights of way; provided, that all costs associated with such efforts shall be the responsibility of the Tenant. Except only as provided in Section 8.2(b), the Tenant shall have all surface, subsurface and riparian rights, and the right and privilege of grading and draining the Site, and all other rights on and to the Site. Any activities of the Landlord and/or its lessees or assignees or any other party shall not adversely affect the Site or the Facilities or interfere with the Tenant’s operations or rights under this Ground Lease in any way. Nothing herein is intended to preclude the Landlord, from participating in pools or units created by consent or established by any regulatory body including the Louisiana Commissioner of Conservation. The Tenant may freely remove any timber which is standing or lying on the Site as the Tenant deems necessary for the Tenant’s intended use of the Site. Nothing herein is intended to grant, convey, or bestow to the Tenant any rights to or claims to any oil, gas, or mineral rights below the surface of the Site.

(b) To the extent the Landlord holds any rights to oil, gas, or other minerals (“Minerals”) in the Site, the Landlord waives any and all rights of the Landlord or its lessees or assignees to use the surface of the Site to explore for, drill for, access, extract, mine, exploit or otherwise make use of such Minerals, during the Term, and the Landlord and/or its lessees or assigns shall only exercise any such rights to such Minerals via directional drilling or other means consistent with the terms and conditions of this Section 8.2(b) (“Surface Waiver”). If any third party holds any rights in such Minerals, the Landlord shall obtain a legal and binding written Surface Waiver from such third party, for the benefit of the Tenant and shall promptly provide a copy of such Surface Waiver to the Tenant. Any directional drilling or other subsurface Mineral activities of the Landlord and/or its lessees or assignees or any other party shall take place at a depth of not less than the greater of 2500 feet or such other depth as may be determined or set by the Federal Energy Regulatory Commission below the surface and shall not adversely affect the lateral or subjacent support of the Facilities or interfere with the Tenant’s operations or rights under this Ground Lease in any way.

(c) To the extent of the Landlord’s rights with respect to all or any portion of the Submerged Area, the Landlord agrees not to exercise any such rights or otherwise make use of such Submerged Area without the Tenant’s prior written consent. Nothing in this Section 8.2(c) shall be construed to limit the Landlord’s right to use the Calcasieu Ship Channel waterway.

8.3 Access License Agreement. The Landlord hereby consents to the Tenant providing to the Tenant’s Affiliates non-exclusive access to the Site pursuant to one or more access license agreements with its applicable Affiliates; provided that the foregoing shall not serve to modify or limit any of the Landlord’s or the Tenant’s rights and obligations under, or the terms and conditions of, this Ground Lease. Upon Leasehold Lender’s or Tenant’s written request, the Landlord shall provide Leasehold Lender or the Tenant with an estoppel certificate consenting to such access and related access rights agreements.

8.4 Pipelines; Rights of Way. If at any time the Tenant notifies the Landlord that the Facilities require an off-Site pipeline and/or pipeline servitude for the development, construction or operation of the Facilities at the Site, the Landlord shall, with respect to its own real (immovable) property, grant the pertinent approvals to achieve, site, construct and operate and maintain the pipeline and/or pipeline right of way, as directed and on such terms and conditions as reasonably requested by the Tenant.

9. Indemnification.

9.1 Tenant’s General Agreement to Indemnify. The Tenant releases the Landlord, its members, commissioners, representatives, employees, agents, successors and assigns (individually and collectively, the “Landlord Indemnitee”) from, assumes any and all liability for, and agrees to defend, indemnity and hold harmless the Landlord Indemnitee against, all claims, liabilities, obligations, damages, penalties, litigation, costs, charges, and expenses imposed on, incurred by or asserted against any Landlord Indemnitee arising out of (i) the use or occupancy of the Site by the Tenant, its officers, representatives, agents, and employees, (ii) the construction or operation of the Facilities by the Tenant, its officers, representatives, agents, and employees, (iii) any claim arising out of the use, occupancy, construction or operation of the Site by the Tenant, its officers, representatives, agents, and employees, and (iv) activities on or about the Site by the Tenant, its officers, representatives, agents, and employees, of any nature, whether foreseen or unforeseen, ordinary, or extraordinary, in connection with the construction, use, occupancy, operation, maintenance, or repair of the Site, the Facilities, or the Improvements, by the Tenant, its officers, representatives, agents, and employees; provided, however, that any such claim, liability, obligation, damage or penalty to the extent arising as a result of the negligence or willful misconduct of any Landlord Indemnitee shall be excluded from this indemnity. Any and all claims brought under the authority of or with respect to any Environmental Law or concerning environmental matters or Hazardous Substances shall be solely covered by Sections 9.2 and 9.4 and not this Section 9.1.

9.2 Tenant’s Environmental Indemnification. For purposes of the Tenant’s indemnification obligations, the Tenant agrees that it will comply with all Environmental Laws applicable to the Tenant, including without limitation, those applicable to the use, storage, and handling of Hazardous Substances in, on, or about the Site. The Tenant agrees to defend, indemnify and hold harmless the Landlord Indemnitee against and in respect of any and all damages, claims, losses, liabilities, and expenses, which may be imposed upon, incurred by, or assessed against the Landlord Indemnitee by any other Person (including, without limitation, a Governmental Authority), to the extent arising out of, in connection with, or relating to the subject matter of: (i) the Tenant’s breach of the covenant set forth above in this Section 9.2 or (ii) any discharge or release of Hazardous Substances on the Site or any violation of any Environmental Law with respect to the Site, in each case to the extent first occurring after the Ground Lease Commencement Date and caused by the Tenant’s construction, operations, and maintenance activities or facilities and not caused by the Landlord’s Activities or Landlord’s Improvements.

9.3 Landlord’s General Agreement to Indemnify. The Landlord releases the Tenant, its officers, representatives, employees, contractors, Financing Parties, agents, successors and assigns, (individually and collectively, the “Tenant Indemnitee”) from, assumes any and all liability for, and agrees to defend, indemnify, and hold harmless the Tenant Indemnitee against, all claims, liabilities, obligations, damages, penalties, litigation, costs, charges, and expenses, imposed on, incurred by or asserted against any Tenant Indemnitee arising out of (i) the Landlord’s Activities or any use or occupancy of the Site by the Landlord, its members, commissioners, representatives, agents, and employees, (ii) any claim arising out of the use, occupancy, construction or operation of the Site by the Landlord, its members, commissioners, representatives, agents, and employees, and (iii) activities on or about the Site by the Landlord, its members, commissioners, representatives, agents, and employees, of any nature, whether foreseen or unforeseen, ordinary, or extraordinary, in connection with this Ground Lease; provided, however, that any such claim, liability, obligation, damage or penalty to the extent arising as a result of the negligence or willful misconduct of any Tenant Indemnitee shall be excluded from this indemnity. This Section 9.3 shall include within its scope but not be limited to any and all claims or actions for wrongful death, but any and all claims brought under the authority of or with respect to any Environmental Law or concerning environmental matters or Hazardous Substances shall be solely covered by Section 9.4 and not this Section 9.3.

9.4 Landlord’s Environmental Indemnification. For purposes of the Landlord’s indemnification obligations, the Landlord agrees that it will comply with all Environmental Laws applicable to the Landlord, including without limitation, those applicable to the use, storage, and handling of Hazardous Substances in, on, or about the Site. The Landlord agrees to indemnify and hold harmless the Tenant Indemnitee against and in respect of any and all damages, claims, losses, liabilities, and expenses which may be imposed upon, incurred by, or assessed against the Tenant Indemnitee by any other Person (including, without limitation, a Governmental Authority), arising out of, in connection with, or relating to the subject matter of: (i) the presence, discharge or release of Hazardous Substances, including all claims or alleged claims by any Governmental Authority or other Person for penalties, damages or injunctive relief or for the abatement of a nuisance related to the presence, discharge or release of Hazardous Substances, but only to the extent caused by the Landlord or any of Landlord’s prior tenants; (ii) any actual or alleged violation by the Landlord of Environmental Laws; or (iii) the Landlord’s breach of the covenant set forth above in this Section 9.4. The Landlord represents and warrants to the Tenant that neither the Landlord no any prior tenant of the Landlord has, on or prior to the Ground Lease Commencement Date, conducted any activities or operations on the Site.

9.5 Survival of Indemnities. The foregoing indemnities shall survive the Initial Term, any Extended Term and any Removal Period, and shall be in addition to any of the Landlord’s or the Tenant’s obligations for breach of a representation or warranty.

10. Insurance.

10.1 Tenant Insurance. The Tenant shall carry or cause to be carried commercial general liability insurance with respect to the Site and the uses and activities of the Tenant thereon with minimum limits of [***]. The Tenant may elect to be self-insured in amounts greater than those minimum limits. In the event the Tenant procures commercial general liability insurance, the Landlord will be named as an additional insured.

10.2 Landlord Insurance. The Landlord may carry or cause to be carried relevant liability insurance with respect to the Site and/or any activities of the Landlord with respect to the Site in its reasonable business discretion. The Landlord may elect to be self-insured.

11. Liens and Landlord’s Mortgages.

11.1 Prohibition of Liens and Mortgages. The Landlord shall not create or permit to be created or to remain in connection with the Site, or the Facilities, the Improvements or the Landlord’s Improvements thereon, any Liens against any property interest of the Landlord and/or against any of Tenant’s Property or leasehold interest of the Tenant, and the Landlord or the Tenant (as applicable) shall discharge any Lien (levied on account of any mechanics’, laborers’, or materialmen’s lien or security agreement) which might be or become a Lien upon the Site or upon the Landlord’s interest in the Site or upon the Tenant’s interest in its leasehold of the Site, in accordance with Section 11.2.

11.2 Discharge of Liens.

(a) If any mechanics’, laborers’, or materialmen’s lien shall at any time be filed against the Site or any part thereof in connection with the Facilities, the Improvements or the Landlord’s Improvements due to activities of the Landlord, the Landlord shall be the responsible Party and shall within thirty (30) days after notice of the filing thereof, shall elect to contest the same or cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If any mechanics’, laborers’, or materialmen’s lien shall at any time be filed against the Site or any part thereof in connection with the Facilities, the Improvements or the Landlord’s Improvements due to activities of the Tenant, the Tenant shall be the responsible Party and shall within thirty (30) days after notice of the filing thereof, shall elect to contest the same or cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

(b) If the responsible Party does not contest such Lien and shall fail to cause such Lien to be discharged within the period aforesaid, then in addition to any other right or remedy of the non-responsible Party hereunder, the non-responsible Party may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings. Any amount so paid by the non-responsible Party and interest thereon at judicial rate of interest under the Applicable Laws of the State of Louisiana from the respective dates of the non-responsible Party’s making of the payment or incurring of the cost and expense, shall constitute either additional rent payable by the Tenant under this Ground Lease or an offset against Rent payable by the Tenant under this Ground Lease, and shall be either (as applicable) paid by the Tenant to the Landlord within fifteen (15) days of written demand therefor or offset against any Rent due after notice to the Landlord.

11.3 Satisfaction of Liabilities. The Tenant shall have the right but not the obligation to pay for the Landlord’s liabilities, obligations, responsibilities and/or debts associated with the Site, including without limitation, any liabilities, obligations and/or debts owed to laborers, vendors, brokers, materialmen, and other service providers, and then offset against the Rent any such amount(s) paid by the Tenant.

12. Entry on Premises by Landlord, Etc.

The Landlord and its representatives shall have the right to access and observe the Site during business hours and upon reasonable prior notice to the Tenant; provided, however, that during such time as the Site is under development or construction, such right to access and observation shall be subject to the Tenant’s reasonable discretion and any limitations or requirements of Applicable

Law and Governmental Approvals and the safety protocols of Facility Contractors and others present on the Site. If and when access is granted by the Tenant, the Landlord and its representatives shall be required to adhere to any confidentiality, health, safety, security, insurance and/or operating rules and procedures of the Tenant. Such entry on the Site shall be accompanied by a Tenant representative at all times. If, for any reason, the Tenant deems it is unsafe or outside the bounds of contractual agreements for the Landlord to be near or within the bounds of certain operating equipment, the Tenant will instruct the Landlord of such safety or operating conditions such that access to certain sections of the Site will be restricted.

13. Destruction by Fire or Other Casualty.

If the Facilities or any Improvements erected on the Site shall be destroyed or so damaged by fire or any other casualty whatsoever, not due to the negligence, willful misconduct, or other fault of the Tenant, where repair or restoration cannot be reasonably accomplished within three hundred and sixty (360) days of the date of such fire or casualty, the Tenant, by written notice to the Landlord, from an authorized representative of the Tenant, may, at its election, decide not to restore nor reconstruct the Facilities or the Improvements. In the event that the Tenant so decides not to restore or reconstruct the Facilities or the Improvements, the Tenant shall notify the Landlord thereof in writing and shall proceed with due diligence to demolish and remove any ruins or rubble remaining on the Site at the Tenant’s sole cost and expense.

14. Assignment; Subleasing.

14.1 Restrictions on Landlord. The Landlord shall not sell the Site, in whole or in part, directly or indirectly (including without limitation by transfer of control or otherwise) without the prior written consent of the Tenant; provided, however, that such written consent of the Tenant shall not be so required if an Event of Default described in Section 15.1(a) has occurred and is then continuing. This Ground Lease shall inure to the benefit of and shall be binding upon the Landlord’s permitted assigns and/or vendees.

14.2 Restrictions on Tenant. The Tenant represents that it has been formed to pursue a VG Project and for no other purpose. Subject to the provisions of Section 23, the Tenant shall not assign or sublease this Ground Lease, in whole or in part, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned. The Tenant shall give the Landlord at least thirty (30) days prior written notice of any proposed assignment, together with a copy of the proposed assignment. In addition, the Landlord acknowledges and agrees that no approval or consent of the Landlord shall be required in connection with any assignment of this Ground Lease by the Tenant (i) for security purposes for any financing (ii) to any purchaser upon a foreclosure of a mortgage or transferee upon a transfer in lieu of foreclosure (dation en paiement) pursuant to a mortgage, (iii) to any Affiliate or member of the Tenant, (iv) to any entity resulting from a merger, non-bankruptcy reorganization or consolidation with the Tenant, (v) to any entity resulting from a merger or acquisition of the membership interest or assets of the Tenant so long as the surviving entity is fully responsible for all of the obligations of the Tenant hereunder. The Tenant shall not sublease all or any portion of the Site without the consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. It is expressly understood and agreed by and between Tenant and Landlord that (i) it shall be reasonable for the Landlord to withhold its consent to any sublease of all or any portion of the Site to any tenant that (x) is seeking such sublease in order to terminate an existing lease with the Landlord or any other landowner in Cameron Parish in respect of other real property (immovable property) or (y) in the case of the portion of the Site located on Monkey Island, intends to use the Site to service, or moor rigs engaged in or designated for, oil and gas drilling and production operations in the Gulf of Mexico (unless authorized by the Landlord) and (ii) Landlord consents to the sublease by Tenant of the Western Parcel, subject to the restrictions set forth in clause (i)(x) and the following two sentences (which restrictions shall be included in any such sublease), to CLV. Further, Tenant agrees that it shall not sublease, under any circumstance whatsoever, to Lake Charles Pilots, Inc. or any Affiliate, subsidiary, parent or other company providing the same or similar services. Likewise, Tenant agrees not to sublease the Site to any company providing tug service to the LNG vessels. Any assignment or sublease by Tenant, however, shall be upon the express qualification that, without Owner’s express agreement to the contrary, such assignment or sublease, shall not be deemed to modify any of the terms of this Agreement or to relieve the Tenant from any of its obligations hereunder, and Landlord may continue to look to the initial Tenant alone for the payment of all sums due hereunder and the fulfillment of all covenants on the part of Tenant hereunder, with the same force and effect as if such assignment or sublease had not been executed.

15. Events of Default of Tenant.

15.1 Event of Default. If any one or more of the following events shall happen and not be remedied as herein provided an “Event of Default” shall be deemed to have occurred:

(a) Breach of Rent Covenant. If the Tenant fails to timely pay Rent as provided in Section 4, and such failure shall continue for a period of fifteen (15) days after written notice thereof from the Landlord to the Tenant.

(b) Breach of Other Covenant. If default shall be made by the Tenant in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Ground Lease, other than those referred to in Section 15.1(a), and such default shall continue for a period of sixty (60) days after written notice thereof from the Landlord to the Tenant specifying the nature of such default and the acts required to cure the same, or, in the case of a default or a contingency which cannot with due diligence be cured within such period of sixty (60) days, the Tenant fails to proceed with due diligence within such period of sixty (60) days, to commence cure of the same and thereafter to prosecute the curing of such default with due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within sixty (60) days that the time of the Tenant within which to cure same shall be extended for such period as may be necessary to complete the same with all due diligence). Casualty occurring at the Site or discharge from the Site shall not constitute an Event of Default.

15.2 Landlord’s Remedies; Cure.

(a) Landlord’s Right to Damages. Upon the occurrence of an Event of Default, the Landlord shall give written notice of Event of Default to the Tenant stating specifically the grounds for the Event of Default and the damages thereby reasonably anticipated or incurred by the Landlord in connection with the Event of Default, and the Tenant shall be liable for such reasonable damages unless such Event of Default is reasonably remedied in a timely manner and all undisputed arrears of Rent, and all other undisputed amounts payable by the Tenant under this Ground Lease, in each case within sixty (60) days from the date of such notice of Event of Default, together with interest thereon at the rate provided by law for judicial interest from the time when the same became due and payable, shall have been fully and promptly paid by the Tenant to the Landlord and all other defaults shall have been reasonably cured and made good or cured to the reasonable satisfaction of the Landlord, in either of which events the consequences of such Event of Default shall be deemed to be annulled. Written notice of an Event of Default under this Section 15.2(a) is not effective unless notice is given within 15 days of the date when the Landlord obtains actual knowledge of the Event of Default.

(b) Termination. Upon the occurrence of an Event of Default described in Section 15.1(a) and following such sixty (60)-day cure period described in Section 15.2(a), unless the Landlord agrees to an extended cure period thereof, the Landlord may terminate this Ground Lease by written notice to the Tenant and pursue remedies at law or in equity, including the right to specific performance, with or without termination of this Ground Lease.

(c) Landlord’s Right to Cure Tenant’s Event of Default. Upon the occurrence of an Event of Default described in Section 15.1(b) and following such sixty (60)-day cure period described in Section 15.2(a), unless the Landlord agrees to extend such cure period, the Landlord may take whatever actions as are reasonably necessary to cure such Event of Default. The Tenant shall be responsible for all costs, excluding any attorney’s fees and the fees of other professionals, reasonably incurred by the Landlord pursuant to this Section 15.2(b) and such costs shall be billed to the Tenant in addition to any and all Rent due hereunder; and the Tenant shall pay all such additional costs and charges within thirty (30) days after billing by the Landlord. Rent shall still be due and payable during the time granted to cure an Event of Default.

15.3 Taking of Possession. Upon any expiration or termination of this Ground Lease, and subject to Section 7.1, (i) the Tenant shall quit and peacefully surrender the Site to the Landlord, without any payment therefor by the Landlord, and the Landlord may, at that time, without further notice, enter upon and re-enter the Site and may have, hold, and enjoy the Site; and (ii) all obligations of the Tenant hereunder for additional rent or any portion thereof arising or accruing with respect to any period prior to such termination and any obligations of the Tenant under the indemnification provisions hereof arising or accruing with respect to any period prior to such termination hereof, in each case without regard to whether such matter is first noticed to the Landlord prior to or subsequent to such termination, shall survive the termination hereof.

15.4 Agent for Service. The Tenant shall maintain a registered agent of the Tenant for service of process, which agent will be located within the State of Louisiana. The Tenant shall maintain the name and address of such agent with the Louisiana Secretary of State. If the Tenant shall fail to maintain such a registered agent with the Louisiana Secretary of State within the State of Louisiana, service of process may be accomplished by public posting on the Site in the same manner and for the same period as provided in Louisiana statutes, with written notice becoming effective at the time of posting.

16. Events of Default of the Landlord.

16.1 Landlord’s Event of Default; Right to Cure. Any failure of the Landlord to perform and/or to comply with any of its obligations, covenants, agreements, terms, or conditions contained in this Ground Lease shall constitute a “Landlord’s Event of Default” hereunder. The Landlord shall have sixty (60) days after notice by the Tenant to the Landlord of Landlord’s Event of Default to fully cure Landlord’s Event of Default.

16.2 Tenant’s Remedies; Cure. In the event of a Landlord’s Event of Default that is not fully cured under Section 16.1, in addition to all other remedies available to the Tenant, the Tenant may cancel this Ground Lease by written notice to the Landlord. All obligations of the Landlord hereunder arising or accruing with respect to any period prior to such termination and any obligations of the Landlord under the indemnification provisions hereof arising or accruing with respect to any period prior to such termination hereof, in each case without regard to whether such matter is first noticed to the Landlord prior to or subsequent to such termination, shall survive the termination hereof, and shall be immediately payable to the Tenant. The Tenant shall have the right, with or without canceling this Ground Lease, to specific performance and to recover damages caused by a Landlord’s Event of Default that is not fully cured under Section 16.1.

16.3 Tenant’s Right to Cure Landlord’s Event of Default. Upon the occurrence of a Landlord’s Event of Default, the Tenant may take whatever actions as are reasonably necessary to cure such Landlord’s Event of Default. The Landlord shall be responsible for all costs, excluding attorneys’ fees and the fees of other professionals, reasonably incurred by the Tenant pursuant to this Section 16.3 and such costs shall be billed to the Landlord. The Landlord shall pay all such additional costs and charges within thirty (30) days after billing by the Tenant, and/or the Tenant may offset such additional costs and charges against Rent due.

17. Mutual Obligations

17.1 Late Charges; Interest. If any Rent or other sum is not paid when due and payable under this Ground Lease, and if such delinquency continues for a period of fifteen (15) days after receipt of written notice, such sum shall bear a late charge equal to one percent (1.0%) of the amount thereof, the Parties recognizing and agreeing that such charge represents a reasonable approximation of the additional administrative costs and expenses which are likely to be incurred by the non-defaulting Party. Additionally, any judgment rendered therefor shall bear interest from the date originally due to the date of collection at the rate prescribed by law as legal interest.

17.2 Obligations to Mitigate Damages. Both the Landlord and the Tenant shall have the obligation to take reasonable steps to mitigate their damages caused by any default under this Ground Lease.

17.3 Failure to Enforce Not a Waiver. No failure by either Party to insist upon the strict performance of any covenant, agreement, term, or condition of this Ground Lease or to exercise any right or remedy arising upon the breach thereof, and no acceptance by the Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach of such covenant, agreement, term, or condition. No covenant, agreement, term, or condition of this Ground Lease to be performed or complied with by either Party and no breach thereof shall be waived, altered, or modified except by a written instrument executed by both Parties. No waiver of any breach shall affect or alter this Ground Lease, but each and every covenant, agreement, term, or condition of this Ground Lease shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

17.4 Rights Cumulative. Except as provided herein, each right and remedy of the Parties provided in this Ground Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Ground Lease or now or thereafter existing at law or in equity or by statute or otherwise and the exercise or beginning of the exercise by the Parties of any one or more of such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Parties of any or all other such rights or remedies provided for in this Ground Lease or now or hereafter existing at law or in equity or by statute or otherwise.

18. Notices.

18.1 Addresses. All notices, demands, and requests which may or are required to be given hereunder shall be in writing, delivered by personal service, or shall be sent by email or United States registered or certified mail, return receipt and signature requested, postage prepaid, to the Parties at the following numbers and addresses:

To the Tenant:	Venture Global CP2 LNG, LLC 1001 19th St North Suite 1500 Arlington, VA 22209 Attention: Chief Financial Officer Email: [***]

With a copy to:	Venture Global CP2 LNG, LLC 1001 19th St North Suite 1500 Arlington, VA 22209 Attention: General Counsel Email: [***]

To the Landlord:	Port Commissioners The Cameron Parish Port, Harbor and Terminal District 180 Henry Street Cameron, LA 70631 Email: [***]

or to such other numbers or addresses as either above designated recipients may from time to time designate by written notice to the other designated recipient hereto at least fifteen (15) days in advance of an effective date stated therein.

18.2 When Deemed Delivered. Notices, demands, and requests which may or shall be served in accordance with Section 18.1 shall be deemed sufficiently served or given for all purposes hereunder at the earlier of (i) the time such notice, demand, or request shall be received by the addressee, or (ii) four (4) days after posting via United States registered or certified mail, return receipt and signature requested, postage prepaid.

19. Quiet Enjoyment; Title.

19.1 Quiet Enjoyment. The Landlord warrants to the Tenant the peaceable possession of the Site and warrants to the Tenant that the Tenant shall quietly have and enjoy the Site during the Initial Term, any Extended Term and any Removal Period of this Ground Lease without hindrance or molestation by the Landlord or any Person or Persons claiming by, under and/or through the Landlord. This Ground Lease shall be construed as a covenant running with the land. As long as this Ground Lease is in effect, the Landlord and any Affiliate of the Landlord shall only allow compatible use of the remainder of their property adjacent to the Site and will not create or allow the creation of a visual, olfactory or auditory nuisance on said remainder of their property.

19.2 Landlord’s Title. The Landlord covenants, represents and warrants as a condition of this Ground Lease that it is the sole owner of good title to all of the Site and that during the term hereof it shall not encumber the Site.

20. Eminent Domain.

20.1 Complete Condemnation. If, during the term hereof, the whole of the Site shall be taken by a Governmental Authority under the power of eminent domain (or the Site is sold in lieu of a taking under threat of exercise of the power of eminent domain by a Governmental Authority or entity authorized to exercise such power, condemnation or taking), then this Ground Lease and the term hereof shall cease and terminate as of the date of such taking; provided, that each Party may claim for a condemnation award in accordance with Section 20.4 and all Applicable Laws. Tenant may continue to occupy the Site, subject to the terms of this Ground Lease, for all or such part of the period between the date of such taking and the date when possession of the Site shall be taken by the taking authority, and any unearned Rent or other charges, if any, shall be refunded to the Tenant. If required, the Tenant shall procure from the applicable Governmental Authority, at the Tenant’s sole cost and expense, all necessary consents and authorizations to continue to occupy the Site from and after the date of such taking.

20.2 Partial Condemnation. If, during the term hereof, any Governmental Authority shall, under the power of eminent domain (or a portion of the Property is sold in lieu of a taking under threat of the use of such power) makes a taking resulting in the reduction of the surface area of the Site by fifteen percent (15%) or more, or of fifteen percent (15%) or more of the value of the Facilities, the Improvements or the Landlord’s Improvements, or resulting in material interference to the Tenant’s ability to use in a commercially reasonable manner the remainder of the Site, the Facilities, the Improvements or Landlord’s Improvements for the purposes contemplated hereby, then the Tenant may, at its election, terminate this Ground Lease by giving the Landlord notice of the exercise of its election within one-hundred twenty (120) days of the date of notice to the Tenant of such taking. In the event of termination by the Tenant under this Section 20.2, the term hereof shall cease and terminate thirty (30) days from the date such notice of exercise of its election to terminate has been given, and any unearned Rent or other charges, if any, paid in advance, shall be refunded to the Tenant for the period of time that is after the later of the termination date as determined above or the date Tenant actually ceases to occupy the Site, with said refund to be paid within thirty (30) days from the said date, and each Party may claim for a condemnation award in accordance with Section 20.4 and all Applicable Laws.

20.3 Rent Adjustment. In the event that the Tenant does not elect to terminate this Ground Lease pursuant to Section 20.2, then this Ground Lease and the term hereof shall continue in full force and effect, and the monthly Rent shall be adjusted pro-rata in accordance with the land area of the property actually taken by the condemning authority.

20.4 Allocation of Award. Subject to Section 23.8, in the event of a complete, partial or temporary taking, condemnation or other action, or threat of action, by a Governmental Authority resulting in termination of this Ground Lease and a right to compensation pursuant to Section 20.1 or Section 20.2, (a) the Tenant shall be entitled to claim from applicable Governmental Authorities in appropriate proceedings a condemnation award (or settlement) attributable to, as applicable, (i) the value of the Facilities, the Improvements, and Tenant’s fixtures and other property located on the Site so taken, plus (ii) without duplication with clause (i) above, the value of the Tenant’s leasehold estate in the Site under this Ground Lease, plus (iii) other compensation or benefits paid as a consequence of the interruption of the Tenant’s business and the other costs and expenses incurred by the Tenant as a consequence of such taking, including relocation damages or damages for lost profits or loss of leasehold advantage and (b) the Landlord shall be entitled to claim from applicable Governmental Authorities in appropriate proceedings a condemnation award (or settlement) fairly attributable to, as applicable, the value of the Site, the value of any Landlord’s Improvements and unpaid rents which would have been due to the Landlord under this Ground Lease after the date of the taking or sale under threat of eminent domain. The amounts described in each of the foregoing clauses (a) and (b) shall be separate and mutually exclusive, and neither Party shall dispute or otherwise interfere with a claim made by the other Party in accordance with Applicable Laws pursuant to the foregoing.

21. Reserved.

22. Force Majeure.

Provided that notice is given within sixty (60) days of an occurrence of an event of Force Majeure by the Party seeking to invoke and utilize the provisions of this Section 22, either Party hereto shall be excused from performing any of its respective obligations or undertakings provided in this Ground Lease for so long as the performance of such obligations is prevented or significantly delayed, retarded or hindered by any event of Force Majeure; provided, that an event of Force Majeure shall not excuse any party from making any payment of money required under this Ground Lease. Should an event of Force Majeure persist for over three hundred and sixty (360) continuous days, the Tenant shall have the right but not the obligation to terminate this Ground Lease.

23. Leasehold Mortgage Provisions.

The provisions of this Section 23 shall supersede any contrary or inconsistent provisions in this Ground Lease and in the event of any inconsistency or conflict between the provisions of this Section 23 and any other provision of this Ground Lease, the provisions of this Section shall govern and control.

23.1 Tenant’s Right to Mortgage Leasehold Interest; Recognition of Leasehold Lender as Leasehold Mortgagee. The Tenant shall have the absolute right (but not the obligation), without seeking the consent or approval of the Landlord, to grant one or more leasehold mortgages encumbering the Tenant’s interest in the Site and in this Ground Lease. The term “Leasehold Lender” shall mean, at any point in time, the holder of a Leasehold Mortgage, or any agent or trustee therefor, that provides written notice to the Landlord of its status as such, which notice is confirmed in writing by the Tenant. The term “Leasehold Mortgage” shall mean, at any point in time, a leasehold mortgage to secure debt or other equivalent instruments (“Leasehold Loan”) as the case may be (as the same may be amended from time to time), encumbering the Tenant’s interest in the Site and this Ground Lease. It is acknowledged and agreed that, during the Term, there may be multiple Leasehold Mortgages and multiple Leasehold Lenders and that each Leasehold Lender may, from time to time, assign its right, title and interest in and to the Leasehold Loan, Leasehold Mortgage and this Ground Lease. During the Term, the Tenant shall provide the Landlord with written notice of the identity, contact information and address for each Leasehold Lender (or the agent authorized to act on behalf of the Leasehold Lender), such notice to be provided to the Landlord by the Tenant within no less than a calendar year within which the Tenant becomes aware of any such Leasehold Lender, whether by the issuance of a Leasehold Mortgage to such Leasehold Lender or name change, assignment, merger or otherwise.

23.2 Right to Perform for Tenant; Right to Cure. In addition to the rights provided in Section 23.1, the Landlord acknowledges and agrees that any Leasehold Lender shall have the right to perform any term, covenant, condition or agreement to be performed by the Tenant under this Ground Lease, and the Landlord shall accept such performance by Leasehold Lender with the same force and effect as if furnished by the Tenant. In the event of a default by the Tenant under this Ground Lease and prior to any termination of this Ground Lease by the Landlord, the Landlord acknowledges and agrees that the Landlord shall provide Leasehold Lender with notice of the same and Leasehold Lender shall have the right (but not the obligation) to commence to cure such default within the same period of time as the Tenant has under this Ground Lease, plus an additional sixty (60) days. The Landlord agrees that the Landlord shall not terminate this Ground Lease in connection with any such default so long as Leasehold Lender has cured or commenced to cure and continues diligently to cure in accordance with the foregoing.

23.3 No Modification Without Leasehold Lender’s Consent. Neither the Landlord nor the Tenant will amend, modify, cancel or surrender this Ground Lease without Leasehold Lender’s prior written consent, and any such action taken without Leasehold Lender’s consent shall not be binding on the Tenant or Leasehold Lender or their respective successors and assigns (and this Ground Lease shall be interpreted as if such action was not taken); provided, however, that if the Tenant is in default beyond applicable notice and cure periods under this Ground Lease and Leasehold Lender fails to act under Section 23.2 within the applicable time periods set forth in Section 23.2, then Leasehold Lender’s prior written consent shall not be required for the Landlord to exercise any right to terminate this Ground Lease that the Landlord may have under Section 15.

23.4 Delivery of Notices. The Tenant shall promptly provide the Landlord with all pertinent contract information for any Leasehold Lender. The Landlord shall simultaneously deliver to Leasehold Lender copies of all notices, statements, information and communications delivered or required to be delivered to the Tenant pursuant to this Ground Lease, including, without limitation, any notice of any default by the Tenant. In addition, the Landlord shall promptly notify Leasehold Lender in writing of any failure by the Tenant to perform any of the Tenant’s obligations under this Ground Lease. No notice, statement, information or communication given by the Landlord to the Tenant shall be binding or affect the Tenant or Leasehold Lender or their respective successors and assigns unless a copy of the same shall have simultaneously been delivered to Leasehold Lender in accordance with this Section 23.4. All notices to Leasehold Lender shall be addressed to any Leasehold Lender at any address that such Leasehold Lender shall provide in writing to the Landlord and the Tenant, and shall be delivered in a manner permitted under (and shall be deemed delivered in accordance with) Section 18. Notwithstanding anything to the contrary in this Ground Lease, the Landlord shall not exercise any remedies related to the Tenant’s default hereunder until (i) the Landlord has delivered notice of such default to Leasehold Lender pursuant to this Section 23.4 and (ii) all applicable cure commencement periods following the delivery of such notice have expired.

23.5 Leasehold Lender Not Obligated Under Lease; Permitted Transfers. The granting of the Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Ground Lease or the Site to Leasehold Lender, nor shall Leasehold Lender, in its capacity as the holder of the Leasehold Mortgage, be deemed to be an assignee or transferee of this Ground Lease or of the Tenant’s interests in the Site thereby created so as to require Leasehold Lender, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Tenant to be performed thereunder. In no event shall any act or omission of Leasehold Lender (including, without limitation, the acquisition of the Tenant’s interest in this Ground Lease and the Site created thereby in a transaction described in this Section 23 or the taking of possession of the Site or improvements thereon through a receiver or other means) require Leasehold Lender to assume, or cause Leasehold Lender to be deemed to have assumed, any obligation or liability of the Tenant under this Ground Lease, and Leasehold Lender shall have no personal liability to the Landlord for the Tenant’s failure to so perform and observe any agreement, covenant or condition of the Tenant under this Ground Lease, it being expressly understood and agreed that, in the event of any such failure of the Tenant to perform, the Landlord’s sole and exclusive remedy with respect to Leasehold Lender shall be to terminate this Ground Lease without any recourse or claim for damages against Leasehold Lender; provided, that this Section 23.5 shall not relieve Leasehold Lender of the requirements under Section 23.2(b)(iii) in the event that Leasehold Lender has elected to acquire the Tenant’s interests in this Ground Lease and/or the Site.

23.6 Permitted Transfers. Notwithstanding the provisions of Section 23.5, but for the avoidance of doubt while reserving the Landlord’s right to terminate this Ground Lease pursuant to Section 23.2, the purchaser at any sale of this Ground Lease and the interests in and to the Site thereby created in any proceedings for the foreclosure of the Leasehold Mortgage (including, without limitation, power of sale), or the assignee or transferee of this Ground Lease and the interests in and to the Site thereby created under any instrument of assignment or transfer in lieu of the foreclosure (whether to Leasehold Lender or any third party) shall be deemed to be a permitted assignee or transferee under this Ground Lease without the need to obtain the Landlord’s consent and the Landlord shall recognize such assignee or transferee as the successor-in-interest to the Tenant for all purposes under this Ground Lease, and such purchaser, assignee or transferee shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Tenant to be performed under this Ground Lease from and after the date of such purchase and/or assignment, but only for so long as such purchaser or assignee is the owner of the Tenant’s interest in, to and under this Ground Lease and the Tenant’s interests in and to the Site thereby created.

23.7 No Termination for Casualty. So long as the indebtedness, or any part of the indebtedness, secured by the Leasehold Mortgage remains outstanding and unpaid, and the Leasehold Mortgage remains of record, the Landlord and the Tenant agree that this Ground Lease shall not terminate or be cancelled at any time upon the damage or destruction by fire or other casualty of all, substantially all, or any part of the Site or the Tenant’s Facilities. Rent shall continue to be due and payable as set forth in this Ground Lease.

23.8 Expropriation and Expropriation Proceeds. So long as the indebtedness, or any part of the indebtedness, secured by the Leasehold Mortgage remains outstanding and unpaid, and the Leasehold Mortgage remains of record, the Landlord and the Tenant agree that: (i) this Ground Lease shall not terminate or be canceled upon a taking or expropriation pursuant to an eminent domain proceeding of all, substantially all, or any part of the Site without Leasehold Lender’s consent or unless required by law; (ii) any and all awards for any taking or expropriation of the Facilities, the Improvements and/or the Tenant’s interest in, under and to this Ground Lease which otherwise belong to the Tenant shall be payable to Leasehold Lender, to be disbursed as follows: (A) first, to Leasehold Lender for the value of the interests in and to the Site created by this Ground Lease and the value of the leasehold improvements located on the Site, up to an amount equaling the outstanding principal balance of any loan secured by the Leasehold Mortgage, and any interest accrued thereon, and (B) second, to the Landlord and the Tenant in accordance with this Ground Lease; and (iii) Leasehold Lender shall have the right to apply the expropriation proceeds payable to Leasehold Lender hereunder in accordance with the terms of the Leasehold Mortgage (or other applicable loan documents) and shall be entitled at Leasehold Lender’s option to participate in any compromise, settlement or adjustment with respect to the claim for damages paid by the expropriating authority for the taking or expropriation of the Facilities and/or the Tenant’s interest in, under and to this Ground Lease; provided, that this Section 23.8 does not derogate the Landlord’s right to terminate this Ground Lease pursuant to Section 23.2. The Landlord reserves any rights it may have under applicable law to seek from the expropriating authority an award for a taking of the Landlord’s interests in, under and to this Ground Lease. In the event of a taking of a portion of the Site, the Rent shall be reduced pro rata based upon the portion of the Site taken. The Landlord agrees that, to the extent permitted by law, the Landlord waives and forebears the use of any of its power of expropriation that would impair the Tenant’s interest in, under and to this Ground Lease or the performance of this Ground Lease.

23.9 Estoppel Certificates.

(a) Within fifteen (15) days following Leasehold Lender’s or the Tenant’s written request, the Landlord shall provide Leasehold Lender or the Tenant with an estoppel certificate (the “Landlord Estoppel”) which shall certify to such requesting Leasehold Lender or the Tenant (i) as to the amount and status of all rent payments under this Ground Lease, (ii) as to the non-satisfaction or non-compliance by the Tenant of any other conditions under this Ground Lease, or alternatively, as to the full satisfaction and compliance by the Tenant of any other conditions required under this Ground Lease, (iii) as to any existing default of the Tenant under this Ground Lease, or alternatively that the Tenant is not in default in the payment, performance or observance of any other condition or covenant to be performed or observed by the Tenant thereunder, and as to any existing event or condition in existence as of the date of the Landlord Estoppel which would, with passage of time or the giving of notice or both, constitute a default under this Ground Lease or otherwise entitle the Landlord to terminate, accelerate, or modify this Ground Lease or exercise any other remedy thereunder, or alternatively that no such event or condition exists, (iv) setting forth any offsets or counterclaims on the part of the Landlord or alternatively that there are no offsets or counterclaims on the part of the Landlord, (v) that this Ground Lease, a true, correct copy of which shall be attached thereto together with any amendments, modifications, assignments, restatements, and supplements thereof, has not, except to the extent set forth therein, been amended, modified, assigned, restated, supplemented, or waived in any respect whatsoever and represents the entirety of the agreement between the Landlord and the Tenant with respect to the Site, (vi) as to the date on which the Initial Term or Extended Term, as applicable, is scheduled to expire, (vii) as to the Landlord’s power and authority to execute the Landlord Estoppel, (viii) as to any dispute, claim, or litigation (pending or threatened) regarding this Ground Lease or asserting that this Ground Lease is unenforceable, (ix) as to any notice given or received by the Landlord asserting that (A) this Ground Lease violates any agreement or applicable law or (B) any violations of any covenants, conditions, or restrictions of record affecting the Site, (x) as to any written notice received by the Landlord from any Governmental Authority respecting a condemnation or threatened condemnation of all or any portion of the Site, (xi) that there are no fees, rents, royalties or other sums, whether or not constituting rent, due and owing as of the date of the Landlord Estoppel and as to any Rent that the Tenant has prepaid under this Ground Lease, (xii) that, except for this Ground Lease, there do not exist any other agreements concerning the Site or this Ground Lease, whether oral or written, to which Landlord is a party, (xiii) that there are no agreements, judgments, proceedings, liens, or encumbrances affecting the Site, other than those set forth on a schedule to the Landlord Estoppel, (xiv) that the Landlord is, as of the date of the Landlord Estoppel, the present lessor under this Ground Lease and owns good and indefeasible title to the Site, subject to and as limited by encumbrances permitted under the Leasehold Mortgage, (xv) that the Landlord has not assigned, sublet, hypothecated, leased, or otherwise transferred its interests, or any portion thereof, in and to the Site, and has not agreed with any party or person to do so, and has not executed a mortgage, deed of trust, or other security instrument encumbering the Landlord’s interest in the Site, (xvi) that there exist no options, rights of first refusal, or other similar rights or agreements to which the Landlord is a party or by which the Landlord is otherwise bound affecting the Landlord’s interest in and to the Site, (xvii) that the Landlord is not, as of the date of the Landlord Estoppel, holding a security deposit pursuant to the terms of this Ground Lease, (xviii) that the Landlord has not commenced any action or sent any notice to the Tenant for the purpose of exercising remedies or terminating, canceling, modifying, or surrendering this Ground Lease, and that the Landlord is not, as of the date of the Landlord Estoppel, entitled to terminate, cancel, modify or surrender this Ground Lease, and (xix) as to such other matters related to this Ground Lease as Leasehold Lender may reasonably determine from time to time.

23.10 No Termination by Confusion. There shall be no termination of this Ground Lease or any interest in this Ground Lease by confusion by reason of the fact that this Ground Lease or such interest therein, may be directly or indirectly held by or for the account of any person who also holds an ownership interest in the Site, nor shall this Ground Lease terminate by confusion by reason of the fact that all or any part of the Site may be conveyed or mortgaged in a leasehold mortgage, deed of trust, deed to secure debt or other equivalent instrument (as the case may be) to a mortgagee or beneficiary who shall hold any ownership interest in the Site or any interest of the Landlord under this Ground Lease.

23.11 Landlord’s Recognition of Tenant. The Landlord hereby recognizes the Tenant as the current tenant party to this Ground Lease and acknowledges and agrees that the Tenant acquired its interest in this Ground Lease and in and to the Site in accordance with the terms of this Ground Lease.

23.12 Third-Party Beneficiary. Notwithstanding anything to the contrary in this Ground Lease, each Leasehold Lender shall be a third-party beneficiary solely and exclusively with respect to the provisions of this Section 23. There are no other third-party beneficiaries to this Ground Lease.

24. Miscellaneous.

24.1 Time is of the Essence. Time is of the essence of each and all of the terms, conditions and provisions of this Ground Lease.

24.2 Successors. The covenants, agreements, terms, provisions, and conditions contained in this Ground Lease shall apply to and inure to the benefit of and be binding upon the Landlord and the Tenant and their permitted successors and assigns, except as expressly otherwise herein provided, and shall be deemed covenants running with the respective interests of the Parties.

24.3 Surviving Covenants. Each provision of this Ground Lease which may require performance in any respect by or on behalf of either the Tenant or the Landlord after the expiration of the term hereof or its earlier termination shall survive such expiration or earlier termination.

24.4 Provisions Deemed Conditions and Covenants. All of the provisions of this Ground Lease shall be deemed and construed to be “conditions” and “covenants” as though the words specifically expressing or importing covenants and conditions were used to describe each separate provision hereof.

24.5 Headings. The headings and section captions in this Ground Lease are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Ground Lease or in any way affect this Ground Lease as to matters of interpretation or otherwise. Unless the context shall otherwise require, references in this Ground Lease to sections, articles and exhibits shall mean and refer to sections, articles and exhibits, respectively, in this Ground Lease.

24.6 No Oral Change or Termination. This Ground Lease and the exhibits appended hereto and incorporated herein by reference contain the entire agreement between the Parties with respect to the subject matter hereof, supersede any prior agreements or understandings between the Parties with respect to the subject matter hereof, including the Option Agreement, and no change, modification, or discharge hereof in whole or in part shall be effective unless such change, modification, or discharge is in writing and signed by the Party against whom enforcement of the change, modification, or discharge is sought. This Ground Lease cannot be changed or terminated orally.

24.7 Governing Law; Severability. This Ground Lease shall be governed by and construed in accordance with the laws of the State of Louisiana. If any term or provision of this Ground Lease or the application thereof to any Person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remaining provisions of this Ground Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Ground Lease shall be valid and enforceable to the fullest extent permitted by law.

24.8 Counterparts. This Ground Lease may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and all of which together shall constitute but a single document. The Parties agree that the delivery of this Ground Lease may be effected by means of an exchange of facsimile or emailed signatures with original copies to follow by mail or courier service.

24.9 Litigation. The venue of any litigation shall be solely in Cameron Parish.

24.10 Gender of Words. Words of any gender in this Ground Lease shall be held to include masculine or feminine and words denoting a singular number shall be held to include the plural, and plural shall include the singular, whenever the sense requires.

24.11 Authority. Each of the Landlord and the Tenant represents and warrants that it has the authority to enter into this Ground Lease, that, when executed, this Ground Lease shall be binding and enforceable in accordance with its terms. On the Ground Lease Commencement Date, the Tenant shall deliver to the Landlord a resolution in the form attached hereto as Exhibit 3, evidencing its authority to execute and perform under this Ground Lease.

24.12 Brokers and/or Real Estate Agents. Each of the Landlord and the Tenant represents, acknowledges and agrees that it is not represented by any real estate broker/agent and that it is not responsible for payment of any commissions to any real estate brokers/agents in connection with this Ground Lease.

24.13 Legal Relationships; Product of the Parties. This Ground Lease shall not be interpreted or construed as establishing a partnership or joint venture between the Landlord and the Tenant and neither Party shall have the right to make any representations or be liable for the debts or obligations of the other. This Ground Lease is the product of the Parties joint negotiation and equal drafting thereof. The language of this Ground Lease shall be construed as a whole according to its fair meaning and not construed strictly for or against any of the Parties pursuant to any statue, case law or rule of interpretation or construction to the contrary.

24.14 Further Assurances. In connection with this Ground Lease and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Ground Lease and those transactions, including in connection with the requests of any Financing Parties or Leasehold Lender.

24.15 No Waiver or Surrender. Waiver by the Landlord of any right pertaining to any default of the Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by the Landlord or the Landlord’s agents shall be deemed to be acceptance of surrender of the Site and no agreement to accept a surrender of the Site shall be valid unless it is in writing and signed by the Landlord.

24.16 Confidentiality.

(a) Except as necessary in connection with disclosures required by Applicable Laws or Section 24.17, the Landlord agrees to keep in strict confidence, not divulge and guard the accessibility to others within its control (a) the terms and conditions and matters related to this Ground Lease and (b) all information relating to the negotiations of this Ground Lease and the Tenant, or any designee of the Tenant, whether such information is in any way proprietary, strategic or otherwise (collectively, “Confidential Information”). The Landlord may disclose Confidential Information to its attorney, accountant, agent or involved members, commissioners, employees, agents and representatives who “need to know” such Confidential Information for the performance of their respective duties.

(b) Without limiting the foregoing, in the event that the Landlord is required by Applicable Law to disclose any of the Confidential Information in contravention of this Section 24.16, the Landlord will, to the extent legally permissible, provide the Tenant prompt prior written notice thereof and furnish only that portion of the Confidential Information that the Landlord is advised by counsel is legally required and will give the Tenant written notice of the Confidential Information to be disclosed as far in advance as practicable and exercise all reasonable efforts to obtain reliable assurance that such Confidential Information will be treated as confidential and held in the strictest confidence. The Landlord further agrees to treat the information set forth in Section 4 as proprietary trade secret information in its custodial control pursuant to La. R.S. § 44:3.2 and shall, accordingly, not disclose any such information in response to any public records request or otherwise.

24.17 Memorandum of Lease; Public Version. The Parties agree to execute and cause to be properly recorded a memorandum of this Ground Lease, sufficient in form and content to give third parties constructive notice of the Tenant’s interest hereunder; and thus, any existing or hereafter filed liens, mortgages, conveyances, encumbrances, easements, and servitudes shall be subordinate to this Ground Lease.

[Remainder of page left intentionally blank; signatures on following pages]

IN WITNESS WHEREOF, the undersigned Parties have executed this Recognition and Non-Disturbance Agreement as of the date first above written.

LANDLORD:

/s/ Kim Montie	CAMERON PARISH PORT, HARBOR AND TERMINAL DISTRICT
WITNESS Kim Montie	Acting by and through

/s/ Tianna Dunanay	CAMERON PARISH PORT COMMISSION
WITNESS Tianna Dunanay

	By:	/s/ Howard Romero
Name: Howard Romero

SWORN TO AND SUBSCRIBED before me, the undersigned Notary Public, duly commissioned and qualified in and for the County/Parish of Cameron and State of Louisiana, personally came and appeared Howard Romero, who, after being sworn by me, did execute this agreement on the 24th day of October, 2023 at Cameron, State of Louisiana.

    /s/ W. Thomas Barret II

NOTARY PUBLIC

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TENANT:

/s/ Witness Signature	VENTURE GLOBAL CP2 LNG, LLC
WITNESS

/s/ Witness Signature	By:	/s/ Fory L. Musser
WITNESS	Name: Fory L. Musser
Title: Senior Vice President

SWORN TO AND SUBSCRIBED before me, the undersigned Notary Public, duly commissioned and qualified in and for the County/Parish of Arlington and State of Virginia, personally came and appeared Fory L. Musser, who, after being sworn by me, did execute this agreement on the 24th day of October, 2023 at Arlington, State of Virginia.

     /s/ Michael E. Millan

NOTARY PUBLIC

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LIST OF EXHIBITS

Exhibit 1-A	Legal Description of the Site

Exhibit 1-B	Site Survey

Exhibit 2	Facility Description

Exhibit 3	Tenant’s Resolution

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EXHIBIT 1-A

LEGAL DESCRIPTION OF THE SITE

PARCEL “W”

COMMENCING AT THE RADIAL CORNER OF IRREGULAR SECTION 32, TOWNSHIP 15 SOUTH, RANGE 10 WEST, CAMERON PARISH, LOUISIANA; SAID POINT BEING MARKED BY A FOUND CONCRETE MONUMENT AND BEING THE POINT OF BEGINNING; THENCE S.89°08’21”E., A DISTANCE OF 1,803.41 FEET ALONG THE NORTH LINE OF SAID SECTION 32 TO A POINT BEING MARKED BY A SET ONE AND ONE QUARTER INCH DIAMETER IRON PIPE; THENCE S.89°08’21”E., A DISTANCE OF 1,258.99 FEET ALONG THE NORTH LINE OF SAID SECTION 32 TO A POINT BEING MARKED BY A SET ONE AND ONE QUARTER INCH DIAMETER IRON PIPE; THENCE S.89°08’21”E., A DISTANCE OF 1,530.81 FEET ALONG THE NORTH LINE OF SAID SECTION 32 TO A POINT BEING MARKED BY A FOUND ONE INCH DIAMETER IRON PIPE; THENCE S.89°08’21”E., A DISTANCE OF 100.19 FEET ALONG THE NORTH LINE OF SAID SECTION 32 TO A POINT BEING MARKED BY A FOUND ONE INCH DIAMETER IRON BAR; THENCE S.89°08’21”E., A DISTANCE OF 270.13 FEET TO THE INTERSECTION OF THE NORTH LINE OF SAID SECTION 32 AND THE RIGHT DESCENDING BANK LINE OF THE CALCASIEU RIVER SHIP CHANNEL; SAID POINT BEING MARKED BY A FOUND ONE AND ONE QUARTER INCH DIAMETER IRON PIPE, OFFSET 36.08’ N.89°08’27”W. OF TRUE POSITION; THENCE S.16°24’04”W., A DISTANCE OF 52.47 FEET ALONG SAID BANK LINE; THENCE S.26°42’11”W., A DISTANCE OF 19.31 FEET ALONG SAID BANK LINE; THENCE S.21°52’07”W., A DISTANCE OF 47.77 FEET ALONG SAID BANK LINE; THENCE S.18°45’55”W., A DISTANCE OF 5.84 FEET ALONG SAID BANK LINE; THENCE S.22°22’52”W., A DISTANCE OF 45.03 FEET ALONG SAID BANK LINE; THENCE S.29°45’33”W., A DISTANCE OF 16.58 FEET ALONG SAID BANK LINE; THENCE S.08°21’35’‘E., A DISTANCE OF 30.42 FEET ALONG SAID BANK LINE; THENCE S.25°36’41”W., A DISTANCE OF 51.35 FEET ALONG SAID BANK LINE; THENCE S.14°54’12”W., A DISTANCE OF 48.78 FEET ALONG SAID BANK LINE; THENCE S.20°26’46”E., A DISTANCE OF 6.23 FEET ALONG SAID BANK LINE; THENCE S.12°14’34”W., A DISTANCE OF 40.46 FEET ALONG SAID BANK LINE; THENCE S.11°48’53”W., A DISTANCE OF 16.80 FEET ALONG SAID BANK LINE; THENCE S.20°48’24”W., A DISTANCE OF 7.07 FEET ALONG SAID BANK LINE; THENCE S.00°08’02”W., A DISTANCE OF 14.24 FEET ALONG SAID BANK LINE; THENCE S.04°07’48”E., A DISTANCE OF 24.71 FEET ALONG SAID BANK LINE; THENCE S.07°36’06”E., A DISTANCE OF 22.60 FEET ALONG SAID BANK LINE; THENCE S.20°22’01”E., A DISTANCE OF 18.77 FEET ALONG SAID BANK LINE; THENCE S.09°18’25”E., A DISTANCE OF 32.67 FEET ALONG SAID BANK LINE; THENCE S.03°13’21”E., A DISTANCE OF 6.53 FEET ALONG SAID BANK LINE; THENCE S.09°09’02”E., A DISTANCE OF 14.38 FEET ALONG SAID BANK LINE; THENCE S.07°36’02”E., A DISTANCE OF 22.71 FEET ALONG SAID BANK LINE; THENCE S.03°18’07”W., A DISTANCE OF 30.89 FEET ALONG SAID BANK LINE; THENCE S.03°28’39”E., A DISTANCE OF 56.69 FEET ALONG SAID BANK LINE; THENCE S.04°22’39”W., A DISTANCE OF 62.11 FEET ALONG SAID BANK LINE; THENCE S.00°14’21”W., A DISTANCE OF 62.00 FEET ALONG SAID BANK LINE; THENCE S.00°28’44”W., A DISTANCE OF 62.00 FEET ALONG SAID BANK LINE; THENCE

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S.01°39’21”W., A DISTANCE OF 62.00 FEET ALONG SAID BANK LINE; THENCE S.02°33’16”W., A DISTANCE OF 55.04 FEET ALONG SAID BANK LINE; THENCE S.07°18’34”W., A DISTANCE OF 7.02 FEET ALONG SAID BANK LINE; THENCE S.26°28’56”E., A DISTANCE OF 16.68 FEET ALONG SAID BANK LINE; THENCE S.36°02’12”E., A DISTANCE OF 13.80 FEET ALONG SAID BANK LINE; THENCE S.54°20’04”E., A DISTANCE OF 13.19 FEET ALONG SAID BANK LINE; THENCE S.43°20’10”E., A DISTANCE OF 11.26 FEET ALONG SAID BANK LINE; THENCE S.35°11’59”W., A DISTANCE OF 19.51 FEET ALONG SAID BANK LINE; THENCE S.15°46’53”W., A DISTANCE OF 4.61 FEET ALONG SAID BANK LINE; THENCE S.15°29’20”W., A DISTANCE OF 20.22 FEET ALONG SAID BANK LINE; THENCE S.17°53’04”W., A DISTANCE OF 13.65 FEET ALONG SAID BANK LINE; THENCE S.20°35’10”W., A DISTANCE OF 21.67 FEET ALONG SAID BANK LINE; THENCE S.25°16’31”E., A DISTANCE OF 10.00 FEET ALONG SAID BANK LINE; THENCE S.19°27’17”W., A DISTANCE OF 18.56 FEET ALONG SAID BANK LINE; THENCE S.29°20’25”E., A DISTANCE OF 51.42 FEET ALONG SAID BANK LINE; THENCE S.12°30’19”W., A DISTANCE OF 13.84 FEET ALONG SAID BANK LINE; THENCE S.08°47’36”W., A DISTANCE OF 16.08 FEET ALONG SAID BANK LINE; THENCE S.16°59’58”E., A DISTANCE OF 20.20 FEET ALONG SAID BANK LINE; THENCE S.24°44’49”W., A DISTANCE OF 14.52 FEET ALONG SAID BANK LINE; THENCE S.27°48’04”W., A DISTANCE OF 49.06 FEET ALONG SAID BANK LINE; THENCE S.26°36’03”E., A DISTANCE OF 20.57 FEET ALONG SAID BANK LINE; THENCE S.07°31’39”E., A DISTANCE OF 20.83 FEET ALONG SAID BANK LINE; THENCE S.10°25’36”E., A DISTANCE OF 10.40 FEET ALONG SAID BANK LINE; THENCE S.19°24’51”W., A DISTANCE OF 21.52 FEET ALONG SAID BANK LINE; THENCE S.47°40’59”W., A DISTANCE OF 15.75 FEET ALONG SAID BANK LINE; THENCE S.10°17’25”W., A DISTANCE OF 17.37 FEET TO THE INTERSECTION OF SAID BANK LINE AND THE SOUTH LINE OF SAID SECTION 32; SAID POINT BEING MARKED BY A FOUND ONE INCH DIAMETER IRON PIPE, OFFSET 27.53’ N.74°07’40”W. OF TRUE POSITION; THENCE N.74°07’40”W., A DISTANCE OF 281.97 FEET ALONG SOUTH LINE OF SAID SECTION 32 TO A POINT BEING MARKED BY A FOUND ONE INCH DIAMETER IRON PIPE; THENCE N.74°07’40”W., A DISTANCE OF 1,588.66 FEET ALONG SOUTH LINE OF SAID SECTION 32 TO A POINT BEING MARKED BY A SET ONE AND ONE QUARTER INCH DIAMETER IRON PIPE; THENCE N.74°07’40”W., A DISTANCE OF 1,582.71 FEET ALONG SOUTH LINE OF SAID SECTION 32 TO A POINT BEING MARKED BY A SET ONE AND ONE QUARTER

SAID DESCRIBED PARCEL, CONTAINING 3,207,444.97 SQUARE FEET OR 73.6328 ACRES, MORE OR LESS, IS SITUATED IN SECTION 32, TOWNSHIP 15 SOUTH, RANGE 10 WEST, CAMERON PARISH, LOUISIANA AND IS MADE REFERENCE TO AS PARCEL “W”.

-AND-

PARCEL “X”

COMMENCING AT THE RADIAL CORNER OF IRREGULAR SECTION 32, TOWNSHIP 15 SOUTH, RANGE 10 WEST, CAMERON PARISH, LOUISIANA, SAID POINT BEING MARKED BY A FOUND CONCRETE MONUMENT; THENCE S.89°08’27”E., A DISTANCE OF 6,090.25 FEET ALONG THE NORTH LINE OF SAID SECTION 32; SAID POINT BEING MARKED BY A FOUND ONE AND ONE QUARTER INCH

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DIAMETER IRON PIPE, OFFSET 96.72’ S.89°08’27”E. OF TRUE POSITION AND BEING THE POINT OF BEGINNING; THENCE S.89°08’27”E., A DISTANCE OF 791.99 FEET ALONG THE NORTH LINE OF SAID SECTION 32 TO A POINT BEING MARKED BY A FOUND ONE AND ONE QUARTER INCH DIAMETER IRON PIPE; THENCE S.89°08’27”E., A DISTANCE OF 218.23 FEET ALONG THE NORTH LINE OF SAID SECTION 32 TO A POINT BEING MARKED BY A FOUND ONE AND ONE QUARTER INCH DIAMETER IRON PIPE; THENCE S.89°08’27”E., A DISTANCE OF 666.68 FEET TO THE INTERSECTION OF THE NORTH LINE OF SAID SECTION 32 AND THE RIGHT DESCENDING BANK LINE OF THE CALCASIEU RIVER; SAID POINT BEING MARKED BY A FOUND ONE INCH DIAMETER IRON PIPE, OFFSET 55.65’ N.89°08’27”W. OF TRUE POSITION; THENCE S.52°32’18”W., A DISTANCE OF 83.94 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.41°09’12”W., A DISTANCE OF 83.30 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.37°20’27”W., A DISTANCE OF 82.44 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.36°42’25”W., A DISTANCE OF 71.97 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.37°02’44”W., A DISTANCE OF 53.03 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.54°01’56”W., A DISTANCE OF 29.20 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.28°07’10”W., A DISTANCE OF 52.62 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.40°46’44”W., A DISTANCE OF 24.05 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.34°13’07”W., A DISTANCE OF 40.72 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.55°57’01”W., A DISTANCE OF 12.72 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.40°50’00”W., A DISTANCE OF 16.99 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.17°38’41”W., A DISTANCE OF 47.05 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.37°08’54”W., A DISTANCE OF 31.62 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.34°03’50”W., A DISTANCE OF 76.07 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.22°15’24”W., A DISTANCE OF 63.97 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.30°12’17”W., A DISTANCE OF 70.72 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.31°23’47”W., A DISTANCE OF 58.28 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.48°42’27”W., A DISTANCE OF 15.87 FEET ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.26°54’06”W., A DISTANCE OF 67.80 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.22°25’08”W., A DISTANCE OF 67.29 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.22°14’37”W., A DISTANCE OF 66.74 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.25°15’43”W., A DISTANCE OF 70.56 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.25°43’41”W., A DISTANCE OF 65.79 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.35O54’37”W., A DISTANCE OF 79.81 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.33O47’26”W., A DISTANCE OF 72.88 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.26°33’47”W., A DISTANCE OF 68.96 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.28°18’56”W., A DISTANCE OF 72.76 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.34°02’32”W., A DISTANCE OF 71.08 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.45°43’46”W., A DISTANCE OF 83.07 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.55°26’25”W., A DISTANCE OF 42.61 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.52°08’20”W., A DISTANCE OF 57.68 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE; THENCE S.28O23’46”W., A DISTANCE OF 43.36 FEET TO A POINT ALONG SAID RIGHT DESCENDING BANK LINE BEING MARKED BY A FOUND THREE QUARTER INCH DIAMETER IRON PIPE, OFFSET 24.87’ N.58°21’08”W., OF TRUE POSITION; THENCE N.58°21’08”W., A DISTANCE OF 470.88 FEET TO A POINT BEING MARKED BY A FOUND QUARTER INCH DIAMETER IRON PIPE; THENCE S.37°46’20”W., A DISTANCE OF 128.70 FEET TO A POINT BEING MARKED BY A FOUND ONE INCH DIAMETER IRON PIPE; THENCE S.01°56’37”E., A DISTANCE OF 240.01 FEET TO

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A POINT ALONG THE SOUTH LINE OF SAID SECTION 32 BEING MARKED BY A FOUND THREE QUARTER INCH DIAMETER IRON PIPE; THENCE N.74°07’40”W., A DISTANCE OF 262.23 FEET TO THE INTERSECTION OF THE SOUTH LINE OF SAID SECTION 32 AND THE LEFT DESCENDING BANK LINE OF THE CALCASIEU RIVER SHIP CHANNEL; SAID POINT BEING MARKED BY A FOUND FOUR INCH DIAMETER TRANSITE PIPE, OFFSET 69.49’ S.74°07’40”E. OF TRUE POSITION; THENCE N.33°56’33”E., A DISTANCE OF 58.99 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.41°05’48”E., A DISTANCE OF 8.18 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.48O23’36”E., A DISTANCE OF 24.94 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.39°29’01”E., A DISTANCE OF 27.90 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.29°18’35”E., A DISTANCE OF 46.38 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.27°00’23”E., A DISTANCE OF 44.23 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.33°51’32”E., A DISTANCE OF 30.78 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.41°32’29”E., A DISTANCE OF 47.59 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.15°58’03”E., A DISTANCE OF 71.97 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.36°38’36”E., A DISTANCE OF 82.40 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.15°54’03”E., A DISTANCE OF 69.84 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.06°44’35”E., A DISTANCE OF 67.15 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.00°58’45”W., A DISTANCE OF 61.26 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.11°38’43”W., A DISTANCE OF 24.19 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.11°52’50”W., A DISTANCE OF 41.88 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.26O34’52”W., A DISTANCE OF 66.34 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.09°13’56”W., A DISTANCE OF 28.49 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.01°07’35”E., A DISTANCE OF 27.24 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.42°56’29”W., A DISTANCE OF 17.54 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.39°04’54”W., A DISTANCE OF 69.44 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.08°23’56”E., A DISTANCE OF 11.20 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.16°43’58”E., A DISTANCE OF 23.93 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.32°56’00”E., A DISTANCE OF 18.64 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.06°15’09”W., A DISTANCE OF 23.14 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.28°25’18”W., A DISTANCE OF 63.22 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.07°26’42”E., A DISTANCE OF 10.71 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.14°07’14”E., A DISTANCE OF 53.61 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.06°53’58”W., A DISTANCE OF 61.33 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.02°13’45”W., A DISTANCE OF 54.23 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.00°00’31”E., A DISTANCE OF 68.11 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.03°58’57”E., A DISTANCE OF 53.34 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.01°21’06”W., A DISTANCE OF 75.57 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.06°09’54”W., A DISTANCE OF 61.70 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.03°42’31”W., A DISTANCE OF 65.22 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.08°09’27”W., A DISTANCE OF 22.28 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.08°30’58”W., A DISTANCE OF 33.27 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.12°28’44”W., A DISTANCE OF 8.44 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.15°14’25”W., A DISTANCE OF 10.21 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.15°18’29”W., A DISTANCE OF 29.16 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.11°12’29”W., A DISTANCE OF 27.90 FEET TO A POINT ALONG

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SAID LEFT DESCENDING BANK LINE; THENCE N.15°16’44”W., A DISTANCE OF 35.87 FEET TO A POINT ALONG SAID LEFT DESCENDING BANK LINE; THENCE N.13°05’41”W., A DISTANCE OF 7.86 FEET TO THE POINT OF BEGINNING.

SAID DESCRIBED PARCEL, CONTAINING 1,642,349.56 SQUARE FEET OR 37.7032 ACRES, MORE OR LESS, IS SITUATED IN SECTION 32, TOWNSHIP 15 SOUTH, RANGE 10 WEST, CAMERON PARISH, LOUISIANA AND IS MADE REFERENCE TO AS PARCEL “X”.

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EXHIBIT 1-B

SURVEY MAP OF SITE

[Omitted]

EXHIBIT 2

FACILITY DESCRIPTION

[Omitted]

EXHIBIT 3

TENANT’S RESOLUTION

[Omitted]